Exhibit 10.3

                               PURCHASE CONTRACT

      THIS AGREEMENT made and entered into this 30th day of April 1996, between CORNERSTONE REALTY GROUP INC. or its nominee or its assignee permitted under
Section 12.2, (hereinafter called "Purchaser") and WESTFIELD CLUB ASSOCIATES L.P., (hereinafter called "Seller") and K-A WESTFIELD/CLUB PARTNERS, Managing General Partner of Seller, (hereinafter sometimes referred to as "Managing General Partner" or Managing Agent.

                                   ARTICLE I
                                  THE PROPERTY

      1.1 SALE OF PROPERTY. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as WESTFIELD APARTMENTS located in THE COUNTY OF ALBEMARLE, VA, with all buildings and improvements located thereon, as more particularly described in the attached legal description in Exhibit A including, but not limited to 185 individually heated and air conditioned apartment units, with all appurtenances, together with right, title and interest of Seller in all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as Exhibit B (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

      1.2 APPROVAL. This sale is subject to the approval by the Board of Directors of Purchaser.

                                   ARTICLE II
                          PAYMENT OF PURCHASE PRICE

      2.1 PURCHASE PRICE. The total purchase price shall be THREE MILLION SEVEN HUNDRED TEN THOUSAND ($3,710,000) DOLLARS as evidenced by cash at closing in the sum of Three Hundred Seven Thousand Six Hundred Twenty Six & 42/100 ($307,626.42) Dollars in the form of a wire transfer to a financial institution designated by Seller and Three Million Four Hundred Two Thousand Three Hundred Seventy Three & 58/100 ($3,402,373.58) Dollars payable to satisfy the existing First Mortgage, which shall be accomplished by delivering said amount to the title company.

                                  ARTICLE III
                                 TITLE MATTERS

      3.1 MARKETABLE TITLE. Seller, shall convey good and marketable title by Special Warranty Deed, subject only to general taxes for the current year not yet due and payable and utility easements which do not materially interfere with the present use of the Property and except for those exceptions set forth in Seller's existing title policy and accepted by Purchaser, as evidenced by Purchaser's recordation of the deed.

          (A) Title shall be conveyed free and clear of all liens as insured by the title company (the necessary funds to satisfy the mortgage shall be deposited with the title company) and pursuant to the terms of the Escrow Agreement attached hereto as Exhibit C.

      3.2 TITLE DEFECTS; ELECTION TO CURE. Purchaser shall obtain a commitment for Title Insurance, (the commitment). If title is not marketable, except as stated above in the preceding paragraph, Purchaser shall give written notice of any defects in title to Seller's counsel within fifteen (15) days after Purchaser's receipt of a title report which report shall include copies of backup documents relating to any title exceptions, a current survey, a flood zone certification letter and a Surveyor's certification letter. Seller may, at its option, elect whether to cure said defects or by written notice to Purchaser indicate its intention not to cure.

      3.3 ELECTION NOT TO CURE DEFECTS. Should Seller elect not to cure title defects, this Agreement, at Purchaser's option, shall be void; each party shall thereupon be released from all obligations hereunder.

      3.4 APPROVAL OF TITLE. Notwithstanding anything herein to the contrary, Purchaser acknowledges that Purchaser has examined title to the property and has notified Seller that there are no defects in title.

                                   ARTICLE IV
                                   PRORATIONS

      4.1 INCOME AND EXPENSE ALLOCATIONS. The following shall be prorated, on a calendar-month basis, as of April 1, 1996: rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume); and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy).

      4.2 CLOSING COSTS. Purchaser shall pay all customary taxes and recording fees, if any, imposed on the Deed, or any other documents executed in connection with the transfer of the Property. Purchaser agrees to pay cost of title insurance. Seller shall pay any prepayment penalty charged by the holders of any existing notes.

      4.3 ALLOCATION OF RENTS. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

                                   ARTICLE V
                           POSSESSION OF THE PROPERTY

      5.1 POSSESSION. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements.

                                   ARTICLE VI
                        CONDITIONS PRECEDENT TO CLOSING

      6.1 CONDITIONS PRECEDENT. Purchaser's obligation to purchase shall be subject to and contingent upon the satisfaction of the following conditions as of date of closing, all of which shall be deemed waived if not satisfied by closing;

          (A) The receipt by Purchaser of Seller documents described in 7.2 below.

          (B) On the condition that all representations and warranties described in Article VIII below remain true and correct.

          (C) On the condition that there have been no material or adverse changes to the property or leases.

          (D) Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. The Managing General Partner of Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission, receipt of which is hereby acknowledged by Purchaser.

         (E) Survey which shall show no encroachments onto the Land from any adjacent property, no encroachments by or from the Land onto adjacent property and no violation of or encroachments upon any recorded building lines, restrictions or easements affecting the Property, receipt of which is hereby acknowledged.

      6.2 INSPECTION. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection of the Property, books and records, which has been completed and Purchaser agrees to accept the Property "as is", "where is".

                                  ARTICLE VII
                                    CLOSING

      7.1 CLOSING. Closing will be held on or before April 30, 1996 or on such other date as the parties may agree and at such place and at such time as the parties may agree.

      7.2 SELLER'S DELIVERIES. At closing, Seller shall execute and deliver to Purchaser the Special Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following:

          (A) A Bill of Sale transferring the personal property (as shown in Schedule B) to Purchaser "as is", "where is".

          (B) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property, which Purchaser acknowledges receipt of.

          (C) All security deposits made by such tenants. The Managing General Partner on behalf of Seller will give the tenants the required notice of such transfer in compliance with the laws of VIRGINIA.

          (D) An affidavit of the Managing General Partner on behalf of Seller in such form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

          (E) A rent roll certified by the Managing General Partner to be true and correct as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

          (F) An affidavit of the Managing General Partner that to the best of its information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims, tax liens, or pending bankruptcies involving Seller.

          (G) Seller shall assign current Pest Control Bond, if any, which is in possession of the Managing General Partner to the extent assignable.

          (H) To the extent assignable, Seller shall assign its interest in the following: (1) all assignable licenses, and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property,
(3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1.1.

          (I) To the extent assignable, Seller shall assign all warranties and guarantees to the extent such are still in effect and provide Purchaser with copies of all such warranties and guarantees in its possession without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers.

          (J) Satisfactory evidence of the power and authority of Seller to enter into and consummate this agreement to the satisfaction of the title company, including but not limited to evidence that:

               (a) The individual(s) executing the deed and related documents are duly authorized to do all such acts as are necessary to consummate this sale, without further consent of any other party.

              (b) That the partner or officer can bind the Partnership.

          (K) Affidavit of Managing General Partner that it has no actual knowledge of the presence of asbestos and/or any other hazardous material at the Property.

          (L) Seller shall provide a satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

          (M) A notice letter for Purchaser to forward to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser.

          (N) All such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

          (O) A representation letter from the Managing General Partner to the extent required by auditors for a public company, a copy of which is annexed hereto as Exhibit D.

      7.3 PURCHASER'S DELIVERIES. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

          (A) Pay to Seller the purchase price provided for in Article II, adjusted for the prorations herein provided for in Article IV.

          (B) Execute and deliver an assumption of obligations under leases, securities, any contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein.

          (C) Deliver to the Seller a resolution of the Purchaser that:

              (i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

              (ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.

                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

      8.1 REPRESENTATIONS OF THE SELLER. Seller warrants (which warranties shall not survive settlement) that as of the date of closing hereof:

          (A) That Seller, is the owner in fee simple of the Property and has the power to convey same.

          (B) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents.

          (C) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1954, as amended (the "Code"), and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

      8.2 REPRESENTATIONS OF THE MANAGING GENERAL PARTNER.

          (A) The Managing General Partner has no actual knowledge of any existing or threatened litigation which relates to or which would affect the Property.

          (B) The Managing General Partner has no actual knowledge that any part of the Property or the operation of the Property, is in violation or may violate any governmental statute, regulation, ordinance or building code or of any private restriction, that any governmental authority requires any work to be done on or affecting the Property, or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof.

          (C) The Managing General Partner covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

      8.3 CONTINUATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS TO THE DATE OF CLOSING. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser's election, shall be terminated, Seller shall return all payments made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties. Notwithstanding anything herein to the contrary, all representations, warranties and covenants of Seller and/or any of its partners contained herein shall not survive the execution and delivery of the deed and shall be merged therein.

                                   ARTICLE IX
                           CONDEMNATION; RISK OF LOSS

      9.1 PROPERTY DAMAGE. If, prior to closing, any part of the Property is damaged by fire or other casualty, Seller shall repair such damage before the date provided herein for closing. If such damage cannot be repaired by such time, this Agreement may be canceled at the option of the Purchaser. In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released. Should Purchaser elect to carry out this Agreement despite such damage Seller shall assign to Purchaser all insurance proceeds arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

      9.2 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property (any part of the building or more than 5% of the parking area), Purchaser may elect to either (a) terminate this Agreement and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) to waive its right to terminate this Agreement immediately, or (b) to waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at closing, if such payment has been received or Seller shall assign to Purchaser the rights to such payments.

      9.3 RISK OF LOSS. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                   ARTICLE X
                              BROKER'S COMMISSION

      10.1 NO BROKER. Seller and Purchaser represent and warrant to each other that no broker brought about this transaction and they each indemnify and hold the other harmless from any claim by any broker.

                                   ARTICLE XI
                                    DEFAULT

      11.1 DEFAULT DEFINED. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

      11.2 SELLER'S DEFAULT. Upon Seller's default, the Purchaser, at its election, may either (1) require specific performance of Seller, or pursue its other remedies at law or equity, (2) cancel this Agreement in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or (3) the purchaser may waive such defaults and proceed to settlement.

      11.3 PURCHASER'S DEFAULT. Upon Purchaser's default, the Seller, at its election, may terminate this Agreement or have the same rights as the Purchaser in Paragraph 11.2 and both parties released from all obligations hereunder.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

      12.1 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

      12.2 ASSIGNMENT. Purchaser may assign this Agreement to Cornerstone Realty Income Trust, Inc. without the written consent of Seller. Any other assignment shall require Seller's prior written consent.

      12.3 SEVERABILITY. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

      12.4 BINDING EFFECT. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

     12.5 CONTROLLING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the Commonwealth of Virginia.

      12.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

      12.7 INCORPORATION BY REFERENCE. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

      12.8. HEADINGS. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

      12.9 CONSTRUCTION OF CONTRACT.

           (A) Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

           (B) Neither Seller nor any of the Seller's Partners, other than the Managing General Partner, shall be responsible for any covenants, warranties, affidavits or representations given by the Managing General Partner to the Purchaser herein.

                                  ARTICLE XIII
                                     NOTICE

      13.1 NOTICE. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):

                To Seller:      Westfield Club Associates, L.P.
                                306 E. Main Street
                                Richmond, VA 23219


                With a copy to
                 Seller's Attorneys:  Nancy R. Little, Esq.
                                      McGuire Woods Battle & Boothe LLP
                                      901 East Cary Street
                                      Richmond, VA 23219


                To Purchaser:   S. J. Olander
                                Cornerstone Realty Group, Inc.
                                306 E. Main Street
                                Richmond, VA 23219


                With a copy to
                 Purchaser's Attorneys:   Harry S. Taubenfeld, Esq.
                                          Zuckerbrod & Taubenfeld
                                          575 Chestnut St., P.O. Box 488
                                          Cedarhurst, NY 11516

                                                   and

                                          Steven Delaney, Esq.
                                          LeClair Ryan
                                          707 East Main Street - 11th Fl.
                                          Richmond, VA 23219

      13.2 DELIVERY OF NOTICE. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, or delivered to a reliable overnight courier. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

      IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

WESTFIELD CLUB ASSOCIATES L.P.

By:    /s/ GLADE M. KNIGHT

Its:  General Partner of K-A Westfield Club Partners, General Partner


PURCHASER:

CORNERSTONE REALTY GROUP, INC.

By:    /s/ S. J. OLANDER

Its:   Senior Vice President


MANAGING GENERAL PARTNER

K-A WESTFIELD CLUB PARTNERS

By: /s/ GLADE M. KNIGHT

Its:   General Partner



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